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Page S-10

                                EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lectron Products, Inc. Retirement Savings Plan of Eaton Corporation of our reports (a) dated January 27, 1995, with respect to the financial statements of Eaton Corporation included in its Annual Report on Form 10-K and (b) dated August 18, 1995, with respect to the financial statements and schedules of the Lectron Products, Inc. Retirement Savings Plan included in the Plan's Annual Report (Form 11-K) both for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP


Cleveland, Ohio
October 11, 1995